Exhibit 99.1

EARNINGS RELEASE

CONTACT

Rob Anderson

Chief Financial Officer and Chief Administrative Officer

(615) 732-6470

CapStar Reports Fully Diluted EPS of ($0.04) and Fully Diluted Operating EPS of $0.33 for 4Q 2018

CapStar Reports Record Fully Diluted Operating EPS of $1.19 for 2018

NASHVILLE, TN, January 24, 2018/GlobeNewswire/ -- CapStar Financial Holdings, Inc. (“CapStar”) (NASDAQ:CSTR) reported a net loss of ($0.7) million, or ($0.04) per share on a fully diluted basis, for the three months ended December 31, 2018, compared to net income of $0.0 million, or $0.01 per share on a fully diluted basis, for the three months ended December 31, 2017.  Operating(1) net income was $6.2 million, or $0.33 per share on a fully diluted basis, for the three months ended December 31, 2018, compared to $3.7 million, or $0.28, for the three months ended December 31, 2017.

Net income for the twelve months ended December 31, 2018 was $9.7 million, or $0.67 per share on a fully diluted basis, compared to net income of $1.5 million, or $0.12 per share on a fully diluted basis, for the twelve months ended December 31, 2017. Operating net income was $17.2 million, or $1.19 per share on a fully diluted basis, for the twelve months ended December 31, 2018, compared to $5.1 million, or $0.40, for the twelve months ended December 31, 2017.

“From a performance standpoint, 2018 was a good year for CapStar,” said Claire W. Tucker, CapStar’s president and chief executive officer.  “We initiated a quarterly dividend for our shareholders, were named a C&I leader in U.S. Small Business Banking by Greenwich Associates, and closed our acquisition of Athens Bancshares,” Ms. Tucker continued.  “I am very proud of our team’s efforts under very difficult circumstances.  The sudden passing of CapStar Bank president Dan W. Hogan was a tragic loss for everyone who knew him, and he will be missed tremendously. However, the strength of the CapStar culture that Dan helped build and exemplified so well stood out in each of our associates when it mattered most. Our focus on caring for our customers and each other never wavered.”

Soundness

•	The current reserve of $12.1MM plus the $5.2MM fair value mark on acquired loans would equate to a 1.21% reserve/loans.

•	Current Criticized and Classified loans are at a low level, totaling 1.71% at December 31, 2018 compared to 2.64% at December 31, 2017.

•	Non-performing assets as a percentage of total loans and other real estate owned was 0.21% at December 31, 2018 compared to 0.28% at December 31, 2017.

•	Annualized net charge-offs to average loans was 1.27% for the three months ended December 31, 2018 compared to 0.15% for the same period in 2017.

(1) For a discussion and reconciliation of the Non-GAAP operating measures that exclude merger-related costs unrelated to CapStar’s normal operations, see the section titled “Non-GAAP Disclaimer” and the Non-GAAP financial measures section of the financial statements.

•	Annualized net charge-offs for the year ended December 31, 2018 totaled 0.39%, compared to 1.09% for the year ended December 31, 2017.
•	The total risk based capital ratio was 12.84% at December 31, 2018 compared to 12.52% at December 31, 2017.

“CapStar’s strategy remains one of sound, profitable growth.  While charge-offs are never easy to accept, our current criticized loans are at historic low points and we feel very good about our asset quality going forward,” Ms. Tucker continued.

Profitability

Operating measures exclude merger-related expenses unrelated to CapStar’s normal operations. CapStar believes these measures are useful to investors as they exclude certain costs resulting from acquisition activity and allow investors to more clearly see the financial results of the CapStar’s operations.

•	Operating return on average assets ("ROAA") for the three months ended December 31, 2018 was 1.27% compared to 1.09% for the same period in 2017.

•	Operating return on average tangible equity ("ROATE") for the three months ended December 31, 2018 was 12.36% compared to 10.25% for the same period in 2017.

•	The net interest margin (“NIM”) for the three months ended December 31, 2018 was 3.89% compared to 3.30% for the same period in 2017.

•	The operating efficiency ratio for the three months ended December 31, 2018 was 61.83% compared to 65.63% for the same period in 2017.

“Our profitability profile improved significantly with the closing of the Athens acquisition on October 1, 2018,” said Rob Anderson, chief financial officer and chief administrative officer of CapStar.  “While competition for quality loans and core deposits remains fierce, we will stick to our discipline of sound, profitable, growth.”

Growth

•	Average gross loans for the quarter ended December 31, 2018 increased 50.5% to $1.44 billion, compared to $956.4 million for the same period in 2017.
o	Excluding the impact of acquired loans, legacy CapStar loans increased 13.9% compared to the same period in 2017.

•	Average deposits for the quarter ended December 31, 2018 increased 46.0% to $1.58 billion, compared to $1.1 billion for the same period in 2017.
o	Excluding the impact of acquired deposits, legacy CapStar deposits increased 4.1% compared to the same period in 2017.

•	Average total assets for the quarter ended December 31, 2018 increased 46.0% to $1.94 billion, compared to $1.33 billion for the same period in 2017.

“With the acquisition of Athens, we experienced an increase in our loan portfolio of over 50% from the fourth quarter of 2017.  Excluding the impact of acquired loans, legacy CapStar loans grew 14% since the end of last year as our bankers continue to provide excellent service and differentiate themselves with our customers,” said Mr. Anderson.  “In addition, we continue to make good progress in our integration efforts with Athens Federal and are on track with our stated synergies and delivering on the economics of the merger at announcement. I’m confident the combined organization will bring even stronger value to our shareholders, our customers and the communities in which we serve,” Anderson concluded.

Dividend

On January 24, 2019, the board of directors of CapStar approved a quarterly dividend of $0.04 per share that will be paid on or about February 25, 2019 to all shareholders of record of CapStar’s capital stock as of the close of business on February 5, 2019.

Conference Call and Webcast Information

CapStar will host a conference call and webcast at 9:00 a.m. Central Time on Friday, January 25, 2019.  During the call, management will review the fourth quarter results and operational highlights.  Interested parties may listen to the call by dialing (844) 412-1002.  The conference ID number is 1857538.  A simultaneous webcast may be accessed on CapStar’s website at ir.capstarbank.com by clicking on “News & Events”.  An archived version of the webcast will be available in the same location shortly after the live call has ended.

About CapStar Financial Holdings, Inc.

CapStar Financial Holdings, Inc. is a bank holding company headquartered in Nashville, Tennessee and operates primarily through its wholly owned subsidiary, CapStar Bank, a Tennessee-chartered state bank.  CapStar Bank is a commercial bank that seeks to establish and maintain comprehensive relationships with its clients by delivering customized and creative banking solutions and superior client service.  As of December 31, 2018, on a consolidated basis, CapStar had total assets of $1.96 billion, gross loans of $1.43 billion, total deposits of $1.57 billion, and shareholders’ equity of $254.4 million.  Visit www.capstarbank.com for more information.

Forward-Looking Statements

Certain statements in this earnings release are forward-looking statements that reflect CapStar’s current views with respect to, among other things, CapStar’s assets, business, cash flows, condition (financial or otherwise), credit quality, financial performance, liquidity, short and long-term performance goals, prospects, results of operations, strategic initiatives and the timing, benefits, costs and synergies of recently completed and future acquisition, disposition and other growth opportunities, including, without limitation, those relating to the acceptance by customers of Athens of CapStar’s products and services, the ability of CapStar to meet expectations regarding the benefits, costs, synergies, and financial and operational impact of the Athens merger, the possibility that any of the anticipated benefits, costs, synergies and financial and operational improvements of the Athens merger will not be realized or will not be realized as expected, the possibility that the Athens merger integration may be more expensive or take more time to complete than anticipated, the opportunities to enhance market share in certain markets and market acceptance of CapStar are generally in new markets and CapStar’s commitment to make contributions to Athens Federal Foundation. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “aspire,” “achieve,” “estimate,” “intend,” “plan,” “project,” “projection,” “forecast,” “roadmap,” “goal,” “guidance,” “target,” “would,” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about CapStar’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond CapStar’s control. The inclusion of these forward-looking statements should not be regarded as a representation by CapStar or any other person that such expectations, estimates and projections will be achieved. Accordingly, CapStar cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although CapStar believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause CapStar’s actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, any factors identified in this earnings release as well as those factors that are detailed from time to time in CapStar’s periodic and current reports filed with the Securities and Exchange Commission, including those factors included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 under the headings “Item 1A. Risk Factors” and “Cautionary Note Regarding Forward Looking Statements” and in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  If one or more events related to these or other risks or uncertainties materialize, or if CapStar’s underlying assumptions prove to be incorrect, actual results may differ materially from its forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this earnings release, and CapStar does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for CapStar to predict their occurrence or how they will affect CapStar.

Non-GAAP Disclaimer

This earnings release includes the following financial measures that were prepared other than in accordance with generally accepted accounting principles in the United States (“non-GAAP financial measure”): operating net income, operating diluted net income per share, operating return on average assets, operating return on average tangible equity, tangible book value per share and operating efficiency ratio. These non-GAAP financial measures (i) provide useful information to management and investors that is supplementary to CapStar’s financial condition, results of operations and cash flows computed in accordance with GAAP, (ii) enable a more complete understanding of factors and trends affecting CapStar’s business, and (iii) allow investors to evaluate CapStar’s performance in a manner similar to management, the financial services industry, bank stock analysts and bank regulators; however, CapStar acknowledges that these non-GAAP financial measures have a number of limitations.  As such, you should not view these non-GAAP financial measures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies use.  See below for a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Consolidated Statements of Income (Loss) (unaudited) (dollars in thousands, except share data)

Fourth Quarter 2018 Earnings Release

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Interest income:
Loans, including fees	$20,554	$11,666	$60,751	$45,601
Securities:
Taxable	1,411	869	4,184	3,696
Tax-exempt	416	286	1,201	1,230
Federal funds sold	8	15	63	41
Restricted equity securities	181	125	571	396
Interest-bearing deposits in financial institutions	330	163	1,011	551
Total interest income	22,900	13,124	67,781	51,515
Interest expense:
Interest-bearing deposits	1,371	608	4,164	2,447
Savings and money market accounts	1,619	827	5,446	3,188
Time deposits	1,472	694	3,940	2,445
Federal funds purchased	—	—	3	13
Securities sold under agreements to repurchase	3	—	3	0
Federal Home Loan Bank advances	719	477	2,533	1,559
Total interest expense	5,184	2,606	16,089	9,652
Net interest income	17,716	10,518	51,692	41,863
Provision for loan losses	1,514	(30)	2,842	12,870
Net interest income after provision for loan losses	16,202	10,548	48,850	28,993
Noninterest income:
Treasury management and other deposit service charges	793	419	2,150	1,516
Net gain (loss) on sale of securities	1	(108)	3	(66)
Tri-Net fees	276	254	1,503	1,002
Mortgage banking income	1,324	1,621	5,653	6,238
Other noninterest income	3,993	550	6,150	2,218
Total noninterest income	6,387	2,736	15,459	10,908
Noninterest expense:
Salaries and employee benefits	9,475	5,411	28,586	20,400
Data processing and software	1,424	746	3,835	2,786
Professional fees	534	473	1,608	1,522
Occupancy	736	507	2,336	2,025
Equipment	810	467	2,471	2,071
Regulatory fees	364	234	1,028	1,111
Merger related expenses	8,929	—	9,803	—
Other operating	1,560	861	3,820	3,850
Total noninterest expense	23,832	8,699	53,487	33,765
Income (loss) before income taxes	(1,243)	4,585	10,822	6,136
Income tax expense	(535)	4,494	1,167	4,635
Net income (loss)	$(708)	$91	$9,655	$1,501
Per share information:
Basic net income (loss) per share of common stock	$(0.04)	$0.01	$0.73	$0.13
Diluted net income (loss) per share of common stock	$(0.04)	$0.01	$0.67	$0.12
Weighted average shares outstanding:
Basic	17,509,525	11,403,689	13,277,614	11,280,580
Diluted	18,716,562	12,938,288	14,480,347	12,803,511

This information is preliminary and based on company data available at the time of the presentation.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Selected Quarterly Financial Data (unaudited) (dollars in thousands, except share data)

Fourth Quarter 2018 Earnings Release

	Five Quarter Comparison
	12/31/18	9/30/18	6/30/18	3/31/18	12/31/17
Income Statement Data:
Net interest income	$17,716	$11,543	$11,587	$10,846	$10,518
Provision for loan losses	1,514	481	169	678	(30)
Net interest income after provision for loan losses	16,202	11,062	11,418	10,168	10,548
Treasury management and other deposit service charges	793	528	427	402	419
Net gain (loss) on sale of securities	1	(1)	3	—	(108)
Tri-Net fees	276	374	325	528	254
Mortgage banking income	1,324	1,634	1,383	1,313	1,621
Other noninterest income	3,993	683	627	845	550
Total noninterest income	6,387	3,218	2,765	3,088	2,736
Salaries and employee benefits	9,475	6,514	6,340	6,257	5,411
Data processing and software	1,424	803	810	798	746
Professional fees	534	255	344	474	473
Occupancy	736	544	535	521	507
Equipment	810	520	602	539	467
Regulatory fees	364	228	233	203	234
Merger related expenses	8,929	540	335	—	—
Other operating	1,560	666	806	788	861
Total noninterest expense	23,832	10,070	10,005	9,580	8,699
Net income (loss) before income tax expense	(1,243)	4,210	4,178	3,676	4,585
Income tax (benefit) expense	(535)	554	665	483	4,494
Net income (loss)	$(708)	$3,656	$3,513	$3,193	$91
Weighted average shares - basic	17,509,525	12,040,229	11,845,822	11,664,245	11,403,689
Weighted average shares - diluted	18,716,562	13,113,775	13,067,223	12,975,759	12,938,288
Net income (loss) per share, basic	$(0.04)	$0.30	$0.30	$0.27	$0.01
Net income (loss) per share, diluted	(0.04)	0.28	0.27	0.25	0.01
Balance Sheet Data (at period end):
Cash and cash equivalents	$105,443	$52,589	$58,222	$51,125	$82,797
Securities available-for-sale	243,808	187,469	183,364	189,580	192,621
Securities held-to-maturity	3,734	3,740	3,746	3,752	3,759
Loans held for sale	57,618	50,499	65,320	62,286	74,093
Total loans	1,429,794	1,073,870	1,046,525	1,031,821	947,537
Allowance for loan losses	(12,113)	(15,218)	(14,705)	(14,563)	(13,721)
Total assets	1,963,883	1,416,907	1,401,181	1,382,745	1,344,429
Non-interest-bearing deposits	289,552	239,792	223,579	258,161	301,742
Interest-bearing deposits	1,280,456	886,611	921,435	869,393	818,124
Federal Home Loan Bank advances	125,000	125,000	95,000	100,000	70,000
Total liabilities	1,709,504	1,259,397	1,248,035	1,234,052	1,197,483
Shareholders' equity	$254,379	$157,510	$153,146	$148,693	$146,946
Total shares of common stock outstanding	17,724,721	12,125,122	11,931,131	11,773,358	11,582,026
Total shares of preferred stock outstanding	878,048	878,048	878,049	878,049	878,049
Book value per share of common stock	$13.84	$12.25	$12.08	$11.87	$11.91
Tangible book value per share of common stock *	11.25	11.74	11.56	11.34	11.37
Market value per common share	$14.73	$16.72	$18.53	$18.83	$20.77
Capital ratios:
Total risk based capital	12.84%	12.62%	12.53%	12.22%	12.52%
Tier 1 risk based capital	12.13%	11.49%	11.41%	11.11%	11.41%
Common equity tier 1 capital	11.61%	10.83%	10.73%	10.43%	10.70%
Leverage	11.06%	11.02%	10.87%	10.91%	10.77%

_____________________

*This metric is a non-GAAP financial measure.  See below for discussion and reconciliation to the most directly comparable GAAP financial measure.

This information is preliminary and based on company data available at the time of the presentation.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Selected Quarterly Financial Data (unaudited) (dollars in thousands, except share data)

Fourth Quarter 2018 Earnings Release

	Five Quarter Comparison
	12/31/18	9/30/18	6/30/18	3/31/18	12/31/17
Average Balance Sheet Data:
Cash and cash equivalents	$83,560	$62,787	$63,064	$60,965	$64,850
Investment securities	256,595	196,031	197,933	203,274	202,818
Loans held for sale	52,131	54,701	58,297	68,084	66,311
Loans	1,439,652	1,070,060	1,041,835	983,496	956,441
Assets	1,940,991	1,421,873	1,396,359	1,351,129	1,329,621
Interest bearing deposits	1,271,602	913,534	901,076	840,871	827,732
Deposits	1,579,250	1,147,274	1,138,400	1,111,182	1,081,380
Federal Home Loan Bank advances	102,304	109,728	99,121	84,533	92,554
Liabilities	1,695,181	1,265,610	1,244,824	1,202,854	1,181,954
Shareholders' equity	$245,811	$156,264	$151,535	$148,276	$147,667
Performance Ratios:
Annualized return on average assets	-0.14%	1.02%	1.01%	0.96%	0.03%
Annualized return on average equity	-1.14%	9.28%	9.30%	8.74%	0.25%
Net interest margin (1)	3.89%	3.35%	3.46%	3.39%	3.30%
Annualized Non-interest income to average assets	1.31%	0.90%	0.79%	0.93%	0.82%
Efficiency ratio	98.9%	68.2%	69.7%	68.8%	65.6%
Loans by Type (at period end):
Commercial and industrial	$404,600	$398,626	$386,065	$408,353	$373,248
Commercial real estate - owner occupied	141,932	117,904	121,475	131,741	101,132
Commercial real estate - non-owner occupied	408,514	286,848	286,769	258,016	249,490
Construction and development	174,670	129,799	96,580	91,953	82,586
Consumer real estate	253,562	112,957	109,915	104,224	102,581
Consumer	25,615	8,274	9,671	9,524	6,862
Other	$21,002	$19,792	$36,428	$28,750	$31,984
Asset Quality Data:
Allowance for loan losses to total loans	0.85%	1.42%	1.41%	1.41%	1.45%
Allowance for loan losses to non-performing loans	583%	271%	271%	1096%	509%
Nonaccrual loans	$2,078	$5,610	$5,419	$1,329	$2,695
Troubled debt restructurings	2,947	1,146	1,173	1,190	1,206
Loans - over 89 days past due and accruing	214	215	216	-	231
Total non-performing loans	2,078	5,610	5,419	1,329	2,695
OREO and repossessed assets	988	-	-	-	-
Total non-performing assets	$3,066	$5,610	$5,419	$1,329	$2,695
Non-performing loans to total loans	0.15%	0.52%	0.52%	0.13%	0.28%
Non-performing assets to total assets	0.16%	0.40%	0.39%	0.10%	0.20%
Non-performing assets to total loans and OREO	0.21%	0.52%	0.52%	0.13%	0.28%
Annualized net charge-offs (recoveries) to average loans	1.27%	(0.01)%	0.01%	-0.07%	0.15%
Net charge-offs (recoveries)	$4,620	$(32)	$27	$(165)	$372
Interest Rates and Yields:
Loans	5.49%	5.00%	5.04%	4.74%	4.54%
Securities (1)	3.30%	2.85%	2.82%	2.68%	2.83%
Total interest-earning assets (1)	5.02%	4.58%	4.58%	4.29%	4.11%
Deposits	1.12%	1.22%	1.11%	0.88%	0.78%
Borrowings and repurchase agreements	2.76%	2.53%	2.53%	2.35%	2.04%
Total interest-bearing liabilities	1.50%	1.64%	1.51%	1.27%	1.12%
Other Information:
Full-time equivalent employees	286	185	183	182	175

_____________________

This information is preliminary and based on company data available at the time of the presentation.

(1)  Net Interest Margin, Securities yields, and Total interest-earning asset yields are calculated on a tax-equivalent basis

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Analysis of Interest Income and Expense, Rates and Yields (unaudited) (dollars in thousands)

Fourth Quarter 2018 Earnings Release

	For the Three Months Ended December 31,
	2018			2017
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate
Interest-Earning Assets
Loans (1)	$1,439,652	$19,904	5.49%	$956,441	$10,950	4.54%
Loans held for sale	52,131	650	4.95%	66,311	716	4.28%
Securities:
Taxable investment securities (2)	198,799	1,592	3.20%	153,882	994	2.58%
Investment securities exempt from federal income tax (3)	57,796	416	3.64%	48,936	286	3.60%
Total securities	256,595	2,008	3.30%	202,818	1,280	2.83%
Cash balances in other banks	67,880	330	1.93%	52,988	163	1.22%
Funds sold	1,047	8	2.92%	2,989	15	2.04%
Total interest-earning assets	1,817,305	22,900	5.02%	1,281,547	13,124	4.11%
Noninterest-earning assets	123,686			48,074
Total assets	$1,940,991			$1,329,621
Interest-Bearing Liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$437,656	1,371	1.24%	$281,881	608	0.86%
Savings and money market deposits	496,319	1,619	1.29%	346,639	827	0.95%
Time deposits	337,628	1,472	1.73%	199,212	694	1.38%
Total interest-bearing deposits	1,271,603	4,462	1.39%	827,732	2,129	1.02%
Borrowings and repurchase agreements	103,655	722	2.76%	92,554	477	2.04%
Total interest-bearing liabilities	1,375,258	5,184	1.50%	920,286	2,606	1.12%
Noninterest-bearing deposits	307,648			253,647
Total funding sources	1,682,905			1,173,933
Noninterest-bearing liabilities	12,275			8,021
Shareholders’ equity	245,811			147,667
Total liabilities and shareholders’ equity	$1,940,991			$1,329,621
Net interest spread (4)			3.53%			2.99%
Net interest income/margin (5)		$17,716	3.89%		$10,518	3.30%

(1)	Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(2)	Taxable investment securities include restricted equity securities.
(3)	Yields on tax exempt securities, total securities, and total interest-earning assets are shown on a tax equivalent basis.
(4)	Net interest spread is the average yield on total average interest-earning assets minus the average rate on total average interest-bearing liabilities.
(5)	Net interest margin is annualized net interest income calculated on a tax equivalent basis divided by total average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Analysis of Interest Income and Expense, Rates and Yields (unaudited) (dollars in thousands)

Fourth Quarter 2018 Earnings Release

	For the Year Ended December 31,
	2018			2017
(Amounts in thousands)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate
Interest-Earning Assets
Loans (1)	$1,134,836	$57,962	5.11%	$987,710	$43,531	4.41%
Loans held for sale	58,250	2,789	4.79%	49,466	2,070	4.19%
Securities:
Taxable investment securities (2)	166,287	4,755	2.86%	166,538	4,092	2.46%
Investment securities exempt from federal income tax (3)	47,270	1,201	3.22%	52,153	1,230	3.63%
Total securities	213,557	5,956	2.94%	218,691	5,322	2.74%
Cash balances in other banks	54,454	1,011	1.85%	49,990	551	1.10%
Funds sold	2,483	63	2.55%	2,518	41	1.63%
Total interest-earning assets	1,463,579	67,781	4.65%	1,308,375	51,515	3.99%
Noninterest-earning assets	65,336			49,419
Total assets	$1,528,915			$1,357,794
Interest-Bearing Liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$330,952	4,164	1.26%	$301,411	2,447	0.81%
Savings and money market deposits	424,052	5,446	1.28%	378,640	3,188	0.84%
Time deposits	227,760	3,940	1.73%	194,892	2,444	1.25%
Total interest-bearing deposits	982,764	13,550	1.38%	874,943	8,079	0.92%
Borrowings and repurchase agreements	99,450	2,539	2.55%	98,289	1,572	1.60%
Total interest-bearing liabilities	1,082,214	16,089	1.49%	973,232	9,651	0.99%
Noninterest-bearing deposits	262,280			232,687
Total funding sources	1,344,494			1,205,919
Noninterest-bearing liabilities	8,735			8,474
Shareholders’ equity	175,686			143,402
Total liabilities and shareholders’ equity	$1,528,915			$1,357,795
Net interest spread (4)			3.17%			3.00%
Net interest income/margin (5)		$51,692	3.55%		$41,864	3.25%

(1)	Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(2)	Taxable investment securities include restricted equity securities.
(3)	Yields on tax exempt securities, total securities, and total interest-earning assets are shown on a tax equivalent basis.
(4)	Net interest spread is the average yield on total average interest-earning assets minus the average rate on total average interest-bearing liabilities.
(5)	Net interest margin is annualized net interest income calculated on a tax equivalent basis divided by total average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Non-GAAP Financial Measures (unaudited) (dollars in thousands except share data)

Fourth Quarter 2018 Earnings Release

	Three Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Operating net income:
Net income (loss)	$(708)	$3,656	$3,513	$3,193	$91
Add: impact of tax reform*	—	—	—	—	3,562
Add: merger related expenses	8,929	540	335	—	—
Less: income tax impact of merger related expenses	(1,985)	(141)	(88)	—	—
Operating net income	$6,236	$4,055	$3,760	$3,193	$3,653

Operating diluted net income per share of common stock:
Operating net income	$6,236	$4,055	$3,760	$3,193	$3,653
Weighted average shares - diluted	18,716,562	13,113,775	13,067,223	12,975,759	12,938,288
Operating diluted net income per share of common stock	$0.33	$0.31	$0.29	$0.25	$0.28

Operating annualized return on average assets:
Operating net income	$6,236	$4,055	$3,760	$3,193	$3,653
Average assets	$1,940,991	$1,421,873	$1,396,359	$1,351,129	$1,329,621
Operating annualized return on average assets	1.27%	1.13%	1.08%	0.96%	1.09%

Operating annualized return on average tangible equity:
Average total shareholders' equity	$245,811	$156,264	$151,535	$148,276	$147,667
Less: average intangible assets	(45,687)	(6,220)	(6,228)	(6,238)	(6,248)
Average tangible equity	200,124	150,044	145,307	142,038	141,419
Operating net income	$6,236	$4,055	$3,760	$3,193	$3,653
Operating annualized return on average tangible equity	12.36%	10.72%	10.38%	9.12%	10.25%

Operating efficiency ratio:
Total noninterest expense	$23,832	$10,070	$10,005	$9,580	$8,699
Less: merger related expenses	(8,929)	(540)	(335)	—	—
Total operating noninterest expense	14,903	9,530	9,670	9,580	8,699
Net interest income	17,716	11,543	11,587	10,846	10,518
Total noninterest income	6,387	3,218	2,765	3,088	2,736
Total revenues	$24,103	$14,761	$14,352	$13,934	$13,254
Operating efficiency ratio:	61.83%	64.56%	67.38%	68.75%	65.63%

	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Tangible Equity:
Total shareholders' equity	$254,379	$157,510	$153,146	$148,693	$146,946
Less: intangible assets	(46,048)	(6,219)	(6,222)	(6,232)	(6,242)
Tangible equity	$208,331	$151,291	$146,924	$142,461	$140,704

Tangible Common Equity:
Tangible equity	$208,331	$151,291	$146,924	$142,461	$140,704
Less: preferred equity	(9,000)	(9,000)	(9,000)	(9,000)	(9,000)
Tangible common equity	$199,331	$142,291	$137,924	$133,461	$131,704

Tangible Book Value per Share of Common Stock:
Tangible common equity	$199,331	$142,291	$137,924	$133,461	$131,704
Total shares of common stock outstanding	17,724,721	12,125,122	11,931,131	11,773,358	11,582,026
Tangible book value per share of common stock	$11.25	$11.74	$11.56	$11.34	$11.37

*As a result of the Tax Cuts and Jobs Act of 2017, which included a Federal corporate tax rate change from 35% to 21%, we revalued our deferred tax assets, which resulted in a $3.6 million increase in income tax expense for 2017.  The non-GAAP operating ratios above have excluded the impact of this transaction.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Non-GAAP Financial Measures (unaudited) (dollars in thousands except share data)

Fourth Quarter 2018 Earnings Release

	Year Ended
	December 31, 2018	December 31, 2017
Operating net income:
Net income	$9,655	$1,501
Add: impact of tax reform*	—	3,562
Add: merger related expenses	9,803	—
Less: income tax impact of merger related expenses	(2,213)	—
Operating net income	$17,245	$5,063

Operating diluted net income per share of common stock:
Operating net income	$17,245	$5,063
Weighted average shares - diluted	14,480,347	12,803,511
Operating diluted net income per share of common stock	$1.19	$0.40

Operating annualized return on average assets:
Operating net income	$17,245	$5,063
Average assets	$1,528,915	$1,357,794
Operating annualized return on average assets	1.13%	0.37%

Operating annualized return on average tangible equity:
Average total shareholders' equity	$175,686	$143,402
Less: average intangible assets	(16,174)	(6,265)
Average tangible equity	159,512	137,137
Operating net income	$17,245	$5,063
Operating annualized return on average tangible equity	10.81%	3.69%

Operating efficiency ratio:
Total noninterest expense	$53,487	$33,765
Less: merger related expenses	(9,803)	—
Total operating noninterest expense	43,684	33,765
Net interest income	51,692	41,863
Total noninterest income	15,459	10,908
Total revenues	$67,151	$52,771
Operating efficiency ratio:	65.05%	63.98%

*As a result of the Tax Cuts and Jobs Act of 2017, which included a Federal corporate tax rate change from 35% to 21%, we revalued our deferred tax assets, which resulted in a $3.6 million increase in income tax expense for 2017.  The non-GAAP operating ratios above have excluded the impact of this transaction.